                                                                Exhibit 23.3


                            Consent of AUDIHISPANA
                            ----------------------


We consent to the incorporation by reference in the registration statement (No. 333-25175) on Form S-3 of Owens-Illinois, Inc., in the registration statement (No. 33-57139) on Form S-8 of Owens-Illinois, Inc. Stock Purchase and Savings Plan, Non-Union Retirement and Savings Plan, Supplemental Retirement Plan and Long-Term Savings Plan, in the registration statement (No. 33-44252) on Form S-8 pertaining to the Stock Option Plan for Key Employees of Owens-Illinois, Inc., in the registration statement (No. 33-57141) on Form S-8 pertaining to the Stock Option Plan for Directors of Owens-Illinois, Inc. of our report dated 5 February, 1997 with respect to the consolidated financial statements of Vidrieria Rovira, S.A. as of and for the year ended 28 December, 1996, which report appears in the Form 8-K/A of Owens-Illinois, Inc. dated
May 9, 1997.



                                                      AUDIHISPANA

                                                      /s/ Alberto Ribas
                                                      -----------------
                                                      Alberto Ribas
                                                         Partner


Barcelona, 9 May, 1997